Exhibit 10.1

AMENDMENT TO THE MARKEL CORPORATION VOLUNTARY DEFERRAL PLAN
WHEREAS, Markel Corporation (the “Company”) sponsors the Markel Corporation Voluntary Deferral Plan, effective as of April 1, 2016 (the “Plan”);
WHEREAS, the Company has the power to amend the Plan and now wishes to do so;
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2020:

1.	Section 4.01(b)(ii) of the Adoption Agreement to the Plan is hereby amended in its entirety as follows:

(ii)    Newly Eligible Participants
An employee who is first classified or designated as an Eligible Employee during the first six (6) months of the Plan Year shall, in accordance with Section 3.1 of the Plan, become eligible to participate in the Plan on July 1 of such Plan Year. Such an employee may elect to defer base salary (but not bonus) earned for the remainder of the Plan Year by completing a deferral agreement within a period to be determined by the Employer, which shall end no later than July 30 of such Plan Year. Any such election shall only apply to base salary earned after the date of the election.

2.	Section 3.1 of the Plan is hereby amended in its entirety as follows:

3.1    Participation. The Participants in the Plan shall be those Directors and employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement. An employee who first becomes an Eligible Employee during the first six (6) months of the Plan Year shall become eligible to participate in the Plan on July 1 of such Plan Year. An employee who first becomes an Eligible Employee during the second six (6) months of the Plan Year shall become eligible to participate in the Plan on January 1 of the following Plan Year.

3.	Section 4.3 of the Plan is hereby amended in its entirety as follows:

Except as otherwise provided below, an employee who, in accordance with Section 3.1 of the Plan, becomes eligible to participate in the Plan on July 1 of any Plan Year, may elect to defer base salary (but not bonus) otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the period determined by the Employer, which may end no later than July 30 of such Plan Year, as permitted by Section 4.01(b)(ii) of the Adoption Agreement. The rules of this paragraph shall not apply unless the Eligible Employee can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).
4.    In all respects not amended, the Plan is hereby ratified and confirmed.
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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the effective date set forth above.
MARKEL CORPORATION

By:	/s/ Linda V. Schreiner
Name:	Linda V. Schreiner
Its:	Senior VP, Strategic Management